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                                                                      EXHIBIT 5

[EPSTEIN BECKER & GREEN, P.C. LETTERHEAD]

                                   351-4500

                                October 2, 1996

Manchester Equipment Co., Inc.
160 Oser Avenue
Hauppauge, New York  11788

Ladies and Gentlemen:

            We have acted as counsel to Manchester Equipment Co., Inc. (the "Company") in connection with its filing of a registration statement on Form S-1 (such registration statement, as amended at the time of its effectiveness, hereinafter the "Registration Statement") covering shares of the Company's authorized and unissued shares of Common Stock, $.01 par value, including shares subject to an over-allotment option (all such shares together with all shares covered by any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, being collectively referred to as the "Shares").

            As such counsel, we have examined original copies, or copies certified to our satisfaction, of the corporate records of the Company, agreements and other instruments, certificates of public officials and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.
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Manchester Equipment Co., Inc.
October 2, 1996
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            On the basis of the foregoing, we are of the opinion that the Shares have been validly authorized and, when sold as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. We hereby further consent to the incorporation by reference of this opinion in any related registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    EPSTEIN BECKER & GREEN, P.C.

                                    By: /s/ Seth I. Truwit
                                       ___________________________
                                           Seth I. Truwit, Esq.